FIRST AMENDMENT TO CERTAIN LOAN DOCUMENTS

THIS FIRST AMENDMENT TO CERTAIN LOAN DOCUMENTS (the “Amendment”) is made effective as of this 15th day of February, 2018 (the “Effective Date”), by and between WSI INDUSTRIES, INC., a Minnesota corporation (“Borrower”), and TRADITION CAPITAL BANK, a Minnesota banking corporation (“Lender”).

RECITALS

WHEREAS, Borrower entered into a Revolving Promissory Note in favor of Lender dated February 15, 2017 (the “Note”) in the principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the “Loan”); and

WHEREAS, Borrower and Lender entered into a Loan Agreement dated February 15, 2017 (the “Loan Agreement”), wherein are contained the terms and conditions of the Loan, including using the proceeds of the Loan for purposes more fully set forth therein; and

WHEREAS, as and for partial security for the Note, Borrower executed in favor of Lender a Security Agreement dated February 15, 2017 (the “Security Agreement”), pledging as collateral all accounts receivable, inventory, equipment and intangibles of the Borrower, perfected pursuant to a UCC Financing Statement filed with the Minnesota Secretary of State on March 3, 2017, as Filing No. 938424500030; and

WHEREAS, as and for partial security for the Note, WSI Industries, Co., a Minnesota corporation (“WSI Co”). executed in favor of Lender a Security Agreement dated February 15, 2017 (the “Security Agreement”), pledging as collateral all accounts receivable, inventory, equipment and intangibles of WSI Co, perfected pursuant to a UCC Financing Statement filed with the Minnesota Secretary of State on March 3, 2017, as Filing No. 938424500042; and

WHEREAS, as and for partial security for the Note, WSI Rochester, Inc., a Minnesota corporation (“WSI Rochester”), executed in favor of Lender a Security Agreement dated February 15, 2017 (the “Security Agreement”), pledging as collateral all accounts receivable, inventory, equipment and intangibles of the WSI Rochester, perfected pursuant to a UCC Financing Statement filed with the Minnesota Secretary of State on March 3, 2017, as Filing No. 938424500054; and

WHEREAS, WSI Co and WSI Rochester (each, a “Guarantor” and collectively, the “Guarantors”) each executed a Guaranty dated February 15, 2017 (each, a “Guaranty” and collectively, the “Guaranties”), guarantying the prompt payment of the Loan and performance of covenants thereunder, as more fully set forth in each Guaranty; and

WHEREAS, Borrower desires to extend the Maturity Date to February 15, 2019 (the “Requested Change”); and

WHEREAS, Lender is agreeable to the Requested Change, all as more fully set forth herein.

NOW, THEREFORE, for adequate and valuable consideration, the parties hereby agree as follows:

1. The Maturity Date of the Loan is hereby extended to February 15, 2019. All references to the Maturity Date in the Loan Documents (as defined in the Loan Agreement) shall be to February 15, 2019. Borrower shall be required to continue to make monthly payments of accrued interest on the 15th of each month until the Maturity Date, when the entire unpaid principal, accrued and unpaid interest and other charges shall be due and payable in full.

2. All Loan Documents (as defined in the Loan Agreement) executed by the Borrower in favor of the Lender in connection with the Loan shall remain in full force and effect except as expressly modified herein.

3. All defined terms shall have the meaning ascribed to them in the Loan Agreement.

4. This Amendment may be executed in counterparts, each of which shall be effective upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if the parties hereto had signed the same signature page.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, has duly executed this Amendment as of the day and year first written above.

BORROWER:

WSI INDUSTRIES, INC.,
a Minnesota corporation

By:	/s/ Paul D. Sheely
Paul D. Sheely
Its:	Chief Financial Officer

LENDER:

TRADITION CAPITAL BANK,
a Minnesota banking corporation

By	/s/ Natalia Armitage
Natalia Armitage
Its:	Senior Vice President

acknowledgement of guarantors

Each undersigned Guarantor has unconditionally and irrevocably guaranteed the payment and performance of the debts, liabilities and obligations of the Borrower to the Lender pursuant to the terms of each such Guarantor’s Guaranty dated February 15, 2017, as may be amended from time to time (“Guaranty”), which obligations relate to the Loan Documents (as defined in the Loan Agreement) for the Note (as defined in the Loan Agreement). Each Guarantor acknowledges that it has received a copy of this First Amendment to Certain Loan Documents (“Amendment”) amending the Loan Documents. Each Guarantor agrees and acknowledges that the Amendment shall in no way impair or limit the rights of the Lender under each such Guarantor’s Guaranty, that each Guarantor hereby confirms that by each such Guarantor’s Guaranty that each Guarantor continues to unconditionally and irrevocably guaranty the full prompt payment and performance of the debts, liabilities and obligations of the Borrower to Lender including, without limitation, any obligations under the Loan Documents, all as more fully set forth in each Guarantor’s Guaranty. Each Guarantor hereby confirms that each such Guarantor’s Guaranty remains in full force and effect, enforceable against each such Guarantor in accordance with its terms.

This acknowledgement shall not be construed, by implication or otherwise, as imposing any requirement that the Lender notify or seek the consent of any Guarantor, relative to any past or future extension of credit, modification, extension or other action with respect thereto. In order for any such extension of credit or modification, extension or other action with respect thereto be subject to the Guaranty, it being expressly acknowledged and affirmed that each Guarantor has under each such Guarantor’s Guaranty, consented to the modifications on extensions and other actions with respect thereto, without any notice thereof.

IN WITNESS WHEREOF, the undersigned Guarantors have executed this Acknowledgment of Guarantors effective as of February 15, 2018.

WSI ROCHESTER, INC.,		WSI INDUSTRIES, CO.,
a Minnesota corporation		a Minnesota corporation

By:	/s/ Paul D. Sheely	By:	/s/ Paul D. Sheely
	Paul D. Sheely		Paul D. Sheely
Its:	Chief Financial Officer	Its:	Chief Financial Officer